As filed with the Securities and Exchange Commission on December 10, 2025

File No. 001-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

Atrium Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-4639499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10578 Science Center Drive, Suite 125 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(619) 876-0700

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12(b)-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS REFERENCE

SHEET BETWEEN ITEMS OF FORM 10 AND THE ATTACHED INFORMATION STATEMENT.

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business

The information required by this item is contained under the sections “Questions and Answers about the Separation and Distribution,” “Information Statement Summary,” “Cautionary Statement Regarding Forward-Looking Statements,” “Business,” and “Where You Can Find More Information” of the Information Statement. Those sections are incorporated herein by reference.

Item 1a.	Risk Factors

The information required by this item is contained under the sections “Information Statement Summary” and “Risk Factors” in the Information Statement. Those sections are incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Capitalization,” “Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Combined Financial Statements” of the Information Statement.

Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business—Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Corporate Governance and Management—Non-Employee Director Compensation,” “Corporate Governance and Management —Human Capital Management Committee Interlocks and Insider Participation” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions,” “Security Ownership of Certain Beneficial Owners and Management” and “Corporate

Governance and Management—Director Independence” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Information Statement Summary,” “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Securities” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

None.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Questions and Answers about the Separation and Distribution,” “Information Statement Summary,” “The Separation and Distribution” and “Description of Securities” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the sections “The Separation and Distribution—The Separation Agreement—Indemnification,” “Executive Compensation—Limitation of Liability and Indemnification of Officers and Directors,” “Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Indemnification of Directors and Officers” of the Information Statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information required by this item is contained in the section “Change in Independent Registered Public Accounting Firm” of the Information Statement. That section is incorporated herein by reference.

Item 15.	Financial Statements and Exhibits

(i) Financial Statements

The information required by this item is contained under the section “Index to Combined Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(ii) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Separation and Distribution Agreement, dated as of October 25, 2025, among Avidity Biosciences, Inc., Atrium Therapeutics, Inc. and Novartis AG (incorporated by reference to Exhibit 2.2 to Avidity Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on October 27, 2025)

2.2	Agreement and Plan of Merger, dated October 25, 2025, among Avidity Biosciences, Inc., Novartis AG and Ajax Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to Avidity Biosciences, Inc.’s Current Report on Form 8-K filed with the SEC on October 27, 2025)

3.1	Certificate of Incorporation, adopted as of September 30, 2025

3.2	Certificate of Amendment to Certificate of Incorporation, adopted as of December 8, 2025

3.3	Bylaws, adopted as of September 30, 2025

3.4	Form of Amended and Restated Certificate of Incorporation, to be in effect following the Distribution

3.5	Form of Amended and Restated Bylaws, to be in effect following the Distribution

10.1	License Agreement, dated as of October 25, 2025, by and between Avidity Biosciences, Inc. and Atrium Therapeutics, Inc.*

10.2	Form of Transition Services Agreement, by and between Avidity Biosciences, Inc. and Atrium Therapeutics, Inc.*

10.3	Research Collaboration and License Agreement, dated April 17, 2019, by and between Eli Lilly and Company and Avidity Biosciences, Inc. (incorporated by reference to Exhibit 10.12 to Avidity Biosciences, Inc.’s Registration Statement on Form S-1 filed with the SEC on May 22, 2020)

10.4	Research Collaboration and License Agreement, dated November 27, 2023, by and between Bristol-Myers Squibb Company and Avidity Biosciences, Inc. (incorporated by reference to Exhibit 10.13 to Avidity Biosciences, Inc.’s Annual Report on Form 10-K filed with the SEC on February 28, 2024)

10.5	Form of Indemnification Agreement, to be in effect following the Distribution*

16.1	Letter re Change in Independent Registered Public Accounting Firm

21.1	List of Subsidiaries*

99.1	Preliminary Information Statement dated December 10, 2025

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Atrium Therapeutics, Inc.

By:	/s/ Kathleen Gallagher
Name:	Kathleen Gallagher
Title:	Chief Executive Officer and Director

Dated: December 10, 2025

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